Exhibit 99.1

CALIFORNIA UNITED BANK AND 1ST ENTERPRISE BANK TO MERGE

—Strategic partnership will result in a commercial bank with over $2.2 billion in assets

— Merger represents a strategic, financial and cultural fit

—Transaction valued at approximately $103.4 million

—Builds upon mutual middle-market banking focus and low cost deposit base, broadens management depth

LOS ANGELES, June 3, 2014 – CU Bancorp (NASDAQ:CUNB) (“CUB”) the parent of California United Bank and 1st Enterprise Bank (OTCQB:FENB) (“1st Enterprise”) today jointly announced the execution of a definitive agreement and plan of merger (the “Agreement”) whereby 1st Enterprise will merge into California United Bank in a transaction valued at approximately $103.4 million. The transaction combines two of the leading commercial banking franchises in Southern California with more than $2.2 billion in combined assets which operate offices in Los Angeles, Orange, Ventura and San Bernardino counties.

Shareholders of 1st Enterprise will receive a fixed exchange ratio at closing of 1.3450 shares of CUB common stock for each share of 1st Enterprise common stock. Based on the CUB stock price as of June 2, 2014, total consideration for each 1st Enterprise share would be $24.47.

CUB, headquartered in Encino, Calif., is the parent of California United Bank, a California bank with approximately $1.4 billion in assets at March 31, 2014, and eight branches located in metropolitan Los Angeles, Orange, and Ventura counties. 1st Enterprise, headquartered in downtown Los Angeles, Calif., is a California bank with approximately $775.9 million in assets at March 31, 2014, and three branches located in downtown Los Angeles, Orange County and the Inland Empire. The combined bank will operate as California United Bank and will continue to deliver the sophisticated personal service that the banks’ customers—small- and middle-market businesses, entrepreneurs, non-profits and professionals—have come to expect.

“We are excited about combining these two unparalleled commercial banking franchises in the Southern California market,” said David I. Rainer, Chairman, President and CEO of CUB. “Both companies have developed strong commercial banking platforms and production capabilities, low-cost deposit bases and robust credit cultures. Led by a management team with senior managers from both banks in leading roles, the combined bank will continue to focus on serving the needs of small- and middle-market businesses which are the core of the Southern California economy.”

The directors of CUB and 1st Enterprise unanimously approved the transaction. Upon completion of the transaction, the combined CUB Board of Directors will consist of 12 directors, eight representatives from CUB and four representatives from 1st Enterprise, including David Holman, current Chairman of 1st Enterprise and K. Brian Horton, current President of 1st Enterprise. David Rainer will continue as Board Chairman.

David Rainer, current CEO and President of CUB and California United Bank, will be CEO of CUB and California United Bank. K. Brian Horton, current President of 1st Enterprise, will become President of CUB and California United Bank. John Black, current CEO of 1st Enterprise will assume the role of Executive Consultant to the company. The combined company will be headquartered in downtown Los Angeles.

“We believe this combination of successful Southern California commercial banks will be of significant value to our shareholders, clients and employees,” said David Holman, Chairman of 1st Enterprise. “1st Enterprise shareholders will obtain the recognition inherent in a NASDAQ listed security and benefit from being well positioned for further growth and earnings expansion. The combination of these strong banks offers expanded lending capabilities and product offerings to our respective clients and importantly to the Southern California business market.”

K. Brian Horton, President of 1st Enterprise added, “Together CUB and 1st Enterprise will create a unique franchise, offering the products and expertise of a larger bank, with the personal service and local decision making of a community bank. The resulting bank will provide benefits to all our constituents and we look forward to bringing our institutions together. The combination of the two banks is a logical fit given our complementary business models and collective focus on customers that prefer to work with a true commercial bank. We are excited about the opportunities that will be created from this merger.”

John C. Black, CEO of 1st Enterprise added, “The proven performance of 1st Enterprise and CUB through the difficult economic cycle demonstrated the financial and banking discipline of both teams. This demonstrated discipline combined with ongoing impressive growth should continue to produce ‘best of class’ performance.”

“The similarities of the companies and their respective customer bases as well as the quality of the employee teams make this an exceptional partnership,” commented Rainer. “Additionally, both companies are dedicated to being extraordinary corporate citizens; in 2013 CUB received an ‘outstanding’ rating from the FDIC on its performance under the Community Reinvestment Act.”

The transaction, currently expected to close in the fourth quarter of 2014, is subject to customary conditions, including the approval of bank regulatory agencies and the shareholders of both companies. The directors and executive officers of CUB and 1st Enterprise have entered into agreements whereby they have committed to vote their shares in favor of the transaction.

As of March 31, 2014, on a pro forma consolidated basis, the combined company would have had approximately $2.2 billion in assets with 11 branches in Southern California. The combined institution would be the 17th largest commercial bank headquartered in Southern California (of the more than 100 commercial banks in Los Angeles, Orange, Ventura, Riverside, San Bernardino and San Diego counties).

The transaction is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes and 1st Enterprise shareholders are not expected to recognize gain or loss to the extent of the stock consideration received. Giving effect to the transaction, existing shareholders of CUB are expected to own approximately 68.5% of the outstanding shares of the combined company and 1st Enterprise shareholders are expected to own approximately 31.5%.

Sandler O’Neill + Partners acted as financial advisor to CUB in the transaction and delivered a fairness opinion to the Board of Directors of CUB. Horgan, Rosen, Beckham & Coren served as outside legal counsel to CUB. D.A. Davidson & Co. acted as financial advisor to 1st Enterprise and delivered a fairness opinion to the Board of 1st Enterprise. King, Holmes, Paterno & Berliner LLP served as legal counsel to 1st Enterprise Bank.

INVESTOR PRESENTATION

In connection with the announcement of the transaction, an investor presentation will be filed with the SEC and will be available on CUB’s website at www.cubancorp.com under the link for “News & Market Data-Presentations” and on 1st Enterprise’s website at www.1stenterprisebank.com under the link for “Investor Relations.”

ABOUT CU BANCORP AND CALIFORNIA UNITED BANK

CU Bancorp is the parent of California United Bank. Founded in 2005, California United Bank provides a full range of financial services, including credit and deposit products, cash management, and internet banking to businesses, non-profits, entrepreneurs, professionals and investors throughout Southern California from offices in the San Fernando Valley, the Santa Clarita Valley, the Conejo Valley, Simi Valley, Los Angeles, South Bay, and Orange County. To view CU Bancorp’s most recent financial information, please visit the Investor Relations section of the Company’s Web site at www.cubancorp.com. Information on products and services may be obtained by calling (818) 257-7700 or visiting California United Bank’s Web site at www.cunb.com.

ABOUT 1ST ENTERPRISE BANK

Founded in 2006, 1st Enterprise Bank is a full service independent commercial banking institution, whose highly experienced bankers personally serve Southern California entrepreneurial businesses, professional firms and nonprofit organizations, along with their owners and key managers. Headquartered in the Los Angeles financial district, with full service regional banking offices in Irvine and Ontario and an LPO in Woodland Hills,

1st Enterprise Bank offers a full range of credit and depository services, with special emphasis on superior customer service, sophisticated cash management services and direct access to bank decision makers. Customers work directly with a dedicated Relationship Manager, a seasoned professional who understands their unique challenges serving as a sounding board and an active participant in their client’s success. For more information on 1st Enterprise Bank, please visit www.1stenterprisebank.com.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking information about CU Bancorp, 1st Enterprise Bank, and the combined company after the close of the transaction that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of CU Bancorp, 1st Enterprise Bank and the combined company. Forward-looking statements speak only as of the date they are made and we assume no duty to update such statements. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. In addition to factors previously disclosed in reports filed by CU Bancorp with the SEC, risks and uncertainties for each institution and the combined institution include, but are not limited to: lower than expected revenues; credit quality deterioration or a reduction in real estate values which could cause an increase in the allowance for credit losses and a reduction in net earnings; increased competitive pressure among depository institutions; the ability to complete the proposed transaction, including obtaining regulatory approvals and approval by the shareholders of CU Bancorp and 1st Enterprise Bank, or any future transaction, successfully integrate such acquired entities, or achieve expected beneficial synergies and/or operating efficiencies, in each case within expected time-frames or at all; regulatory approvals may not be received on expected timeframes or at all; the possibility that personnel changes will not proceed as planned; the possibility that the cost of additional capital may be more than expected; the possibility that a change in the interest rate environment may reduce net interest margins; asset/liability re-pricing risks and liquidity risks; general economic conditions, either nationally or in the market areas in which the entities operate or anticipate doing business, are less favorable than expected; and environmental conditions, including natural disasters, may disrupt business, impede operations, or negatively impact the values of collateral securing loans.

ADDITIONAL INFORMATION ABOUT THE PROPOSED TRANSACTION AND WHERE TO FIND IT

Investors and security holders are urged to carefully review and consider each of CU Bancorp’s public filings with the SEC, including but not limited to its Annual Reports on Form 10-K, its Proxy Statements, Current Reports on Form 8-K and Quarterly Reports on Form 10-Q. The documents filed by CU Bancorp with the SEC may be obtained free of charge at CU Bancorp’s website at www.cubancorp.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from CU Bancorp by requesting them in writing to CU Bancorp, c/o California United Bank, 15821 Ventura Boulevard, Suite 100, Encino, Calif. 91436; Attention: Corporate Secretary, or by telephone at (818) 257-7791.

CU Bancorp intends to file a registration statement with the SEC which will include a joint proxy statement of CU Bancorp and 1st Enterprise and a prospectus of CU Bancorp, and each party will file other documents regarding the proposed transaction with the SEC. Before making any voting or investment decision, investors and security holders of CU Bancorp and 1st Enterprise Bank are urged to carefully read the entire registration statement and joint proxy statement/prospectus, when they become available, as well as any amendments or supplements to these documents, because they will contain important information about the proposed transaction. A definitive joint proxy statement/prospectus will be sent to the shareholders of each institution seeking any required stockholder approvals. Investors and security holders will be able to obtain the registration statement and the joint proxy statement/prospectus free of charge from the SEC’s website or from CU Bancorp by writing to the address provided in the paragraph above.

CU Bancorp, 1st Enterprise Bank, their directors, executive officers and certain other persons may be deemed to be participants in the solicitation of proxies from CU Bancorp and 1st Enterprise shareholders in favor of the approval of the transaction. Information about the directors and executive officers of CU Bancorp and their ownership of CU Bancorp common stock is set forth in the Annual Report on Form 10-KA filed with the SEC on April 29, 2014. Shareholders may obtain additional information regarding the interests of such participants by reading the registration statement and the joint proxy statement/prospectus when they become available.

CONTACT:

CU Bancorp

David Rainer, CEO

(818) 257-7700

Karen Schoenbaum, CFO

(818) 257-7700

1st Enterprise Bank

John C. Black, CEO

(213) 430-7070

David Holman, Chairman of the Board

(949) 399-5075